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                                    Exhibit 2


                     PREFERRED STOCK SUBSCRIPTION AGREEMENT


     PREFERRED STOCK SUBSCRIPTION AGREEMENT (this "Agreement") dated as of November 25, 2002, by and among the Investor listed on Exhibit A hereto (the "Investor"), and INTERNATIONAL DISPENSING CORPORATION, a Delaware corporation (the "Company").


                              W I T N E S S E T H :
                               -------------------

     WHEREAS, the Investor desires to subscribe for, and the Company desires to issue up to an aggregate of 25 shares of the Company's Series D Redeemable Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock") for the per share purchase price of $2,000 on the terms and subject to the conditions set forth herein.


               NOW, THEREFORE, IT IS AGREED:


                                    ARTICLE I
          ISSUANCE OF STOCK AND PAYMENT OF SUBSCRIPTION PRICE; CLOSING

               1.1 ISSUANCE OF STOCK. Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the Investor, and the Investor subscribes for and agrees to purchase for $2,000 per Share, 25 shares of Preferred Stock (the "Shares").

               1.2  CLOSING DATE.


                    (a) The purchase and sale of the Shares shall occur at a closing (the "Closing") at such time as shall be determined by the Company, subject to the conditions set forth in this Agreement. The Closing shall occur within three business days after the execution of this Agreement by the Company and the Investor. The date of the Closing is hereinafter referred to as the "Closing Date." On the Closing Date the Investor shall purchase Twent-Five (25) Shares and shall pay to the Company by certified check or wire transfer of immediately available funds, FIFTY THOUSAND DOLLARS ($50,000).

               1.3 LEGENDS. From and after the date hereof, all share certificates representing Shares, or shares of the Common Stock into which the Shares are convertible ("Conversion Shares"), shall bear a legend which shall state as follows:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE

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               BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN
               CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."


                                   ARTICLE II
                  REPRESENTATIONS AND COVENANTS OF THE COMPANY

          2. REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and agrees as follows:

               2.1 EXISTENCE AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification or license necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, operations, financial condition or results of operations of the Company (a "Material Adverse Effect").

               2.2 CAPITAL STOCK. The Company has an authorized capitalization consisting of 40,000,000 shares of common stock, par value $.001 per share (the "Common Stock") and 2,000,000 shares of Preferred Stock, par value $.001 per share. Of the Common Stock, 9,728,396 shares are issued and outstanding. Of the Preferred Stock, 713.74 shares of Series A Preferred Stock, 542.31 shares of Series B Preferred Stock, 830.22 shares of Series C Preferred Stock and 1,580.38 shares of Series D Preferred Stock (not including any shares of Series D Preferred Stock being issued and sold to other investors purchasing shares in the same offering of Series D Preferred Stock which has been made to the Investor) are issued and outstanding. On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the Investor will receive good and marketable title to the Shares he acquires from the Company, free and clear of all liens, claims and other encumbrances. All outstanding shares of capital stock of the Company have been, and will on the Closing Date be, duly authorized and validly issued and fully paid and nonassessable. Other than as set forth in the Company's filings with the Securities and Exchange Commission (the "SEC") and as set forth in this Agreement, there will be on the Closing Date no outstanding subscriptions, options, registration rights, warrants, rights, calls, commitments, conversion rights, rights of exchange, preemptive rights, rights of first refusal, rights of first offer, plans or other agreements of any character providing for the purchase, registration, issuance or sale of any shares of the capital stock of the Company.

               2.3 AUTHORIZATION AND VALIDITY OF THIS AGREEMENT. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its

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obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized and approved by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due execution of this Agreement by the Investors, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

               2.4 SEC DOCUMENTS; NO MATERIAL CHANGES. (a) The Company has furnished to the Investor true, correct and complete copies of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002 and June 30, 2002, its Current Reports on Form 8-K dated May 29, 2002 and September 13, 2002 and its information statement for its annual meeting of stockholders held on June 7, 2002. Such periodic reports and information statement constitute all the documents that the Company was required to file with the Securities and Exchange Commission (the "SEC") from January 1, 2002 to the Closing Date. Each of the periodic reports filed by the Company with the SEC since January 1, 2002 ("SEC Documents") has been timely and duly filed and when filed was in compliance in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC thereunder applicable to such SEC Document. Each of the SEC Documents (including the financial statements included therein) was complete and correct in all material respects as of its date and, as of its date, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included within the SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly or will present fairly (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of the Company as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                    (b) Since June 30, 2002, there has been no (i) material adverse change in the business, operations, financial condition, results of operations or prospects of the Company or (ii) material damage, destruction or loss to any asset or property, tangible or intangible, of the Company which materially affects the ability of the Company to conduct its business. Notwithstanding the foregoing, the Investor acknowledges that the Company is in the development stage, has incurred significant losses since inception and may continue to incur losses.

               2.5 CONSENTS AND APPROVALS: NO VIOLATIONS. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby (a) will not violate or contravene any provision of the Certificate of Incorporation or By-laws of the Company, or any statute, rule, regulation, order or decree of any public body or authority by which the Company is or any of its properties are bound, (b) will not require any filing with, or

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consent of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other person and (c) will not result in a violation or breach of, conflict with, constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company is a party, or by which any of its properties or assets may be bound or under which it may have any rights, excluding from the foregoing clauses (b) and (c) filings, notices, permits, consents and approvals, the absence of which, and violations, breaches, defaults, conflicts and encumbrances of which, in the aggregate, would not have a Material Adverse Effect.

               2.6 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Company, is, or will be, entitled to any commission or broker's or finder's fees from the Company, or from any person or entity controlling, controlled by or under common control with the Company, in connection with any of the transactions contemplated by this Agreement.


                                   ARTICLE III
                         REPRESENTATIONS OF THE INVESTOR

          3. REPRESENTATIONS OF THE INVESTOR. The Investor represents, warrants and agrees as follows:

               3.1 EXISTENCE AND GOOD STANDING; POWER AND AUTHORITY. The Investor has the legal power and authority to enter into, execute and deliver this Agreement and perform her obligations hereunder. This Agreement has been duly authorized and approved by the Investor and is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws effecting the enforcement of creditors' rights generally and by general equitable principles.

               3.2 RESTRICTIVE DOCUMENTS. The Investor is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation by the Investor of the transactions contemplated by this Agreement.

               3.3 PURCHASE FOR INVESTMENT. The Investor will acquire the Shares for her own account for investment and not with a view toward any resale or distribution thereof.

               3.4 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Investor is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

               3.5 EXEMPTION FROM REGISTRATION. The Investor acknowledges that the offering and sale of the Shares is intended to be exempt from registration under the Securities

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Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the
Securities Act and Regulation D promulgated thereunder.

               3.6 ABILITY TO BEAR ECONOMIC RISK. The Investor has determined that the Shares are a suitable investment for the Investor, that the Investor has the financial ability to bear the economic risk of its investment in the Company, has adequate means of providing for her current needs and personal contingencies and has no need for liquidity with respect to investment in the Company.

               3.7 NO LIQUIDITY. The Investor will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom, and fully understands and agrees that the Investor must bear the economic risk of her investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under applicable state securities laws or an exemption from such registration is available. The Investor also understands that sales or transfers of the Shares are further restricted by the provisions of state securities laws.

               3.8 SUITABILITY AND ACCREDITED STATUS. The Investor represents and warrants that the Investor is an accredited investor and that all information provided by the Investor in any Purchaser Questionnaire executed simultaneously herewith is true and correct as of the Closing Date.

               3.9 ACCESS TO INFORMATION. The Investor acknowledges that the Company has made available to her the opportunity to ask questions of, and receive answers from, the management of the Company concerning the terms and conditions of this Agreement and the business, financial condition and prospects of the Company and to obtain additional information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to the Investor in the SEC Documents or otherwise to make an informed investment decision and acknowledges that all material documents, records and books pertaining to the investment have, on request, been made available to any advisors designated by the Investor to receive such information.

                                   ARTICLE IV
                                    COVENANTS

               4.1 SEC REPORTS. So long as any Shares are outstanding the Company shall transmit to all holders of Shares any and all documents or materials distributed to all of the holders of the Common Stock simultaneously with the distribution to the holders of Common Stock.


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                                    ARTICLE V
                               REGISTRATION RIGHTS

               5.1 CERTAIN DEFINITIONS. As used in this Article V, the following terms shall have the following respective meanings:

               "Holders" shall mean the holders of Registrable Securities.

               "Initiating Holders" shall mean any persons who in the aggregate are Holders of at least a majority of the voting power held by all outstanding Registrable Securities.

               "Registrable Securities" shall mean (i) the Conversion Shares,
(ii) all shares of Common Stock issuable upon conversion of all series of preferred stock of the Company other than the Series D Preferred Stock and (iii) any Common Stock issued in respect thereof upon any stock split, stock dividend, recapitalization or similar event.

               "Requesting Stockholders" shall mean holders of securities of the Company entitled to have securities included in any registration pursuant to
Section 5.2 and who shall request such inclusion.

               The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

               "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 5.2 and 5.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders for a "due diligence" examination of the Company, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

               "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder, except as otherwise provided herein.
               "Underwritten Offering" shall mean the offering and sale of Registrable Securities in a registration pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with a placement agent or underwriter.

               5.2  DEMAND REGISTRATION.

               (a) REQUESTS FOR REGISTRATION. At any time after one hundred twenty (120) days from the date of this Agreement the Initiating Holders may request registration under the Securities Act of all or part of their Registrable Securities. Within ten (10) days after receipt of

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any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities and any other stockholder having registration rights which entitle it to participate in such registration. The Company will include in such registration all Registrable Securities with respect to which it has received written requests for inclusion therein within fifteen (15) days after receipt of the Company's notice. The Company shall cause its management to cooperate fully and to use its best efforts to support the registration of the Registrable Securities and the sale of the Registrable Securities pursuant to such registration as promptly as is practicable. Such cooperation shall include, but not be limited to, management's attendance and reasonable presentations in respect of the Company at road shows with respect to the offering of Registrable Securities. All registrations requested under this Section 5.2(a) are referred to herein as "Demand Registrations." The Holders of Registrable Securities will be entitled to request one Demand Registration hereunder. A registration will not count as a Demand Registration until it has become effective. Should the Demand Registration not be filed by the Company within sixty (60) days of the date of the Company's written notice to the Holders of Registrable Securities, then the Company shall pay to all the Holders of Registrable Securities, on a pro rata basis, as liquidated damages, the sum of TWO HUNDRED THIRTY-THREE DOLLARS ($233) per day for each day beyond the sixty (60) day period that the Demand Registration has not been filed; provided, however, that the maximum amount of liquidated damages payable to the Holders hereunder shall be $100,000.

               (b) DEMAND REGISTRATION EXPENSES. The Company will pay up to an aggregate of TWENTY THOUSAND DOLLARS ($20,000) of Registration Expenses in connection with a Demand Registration hereunder. The Requesting Stockholders shall be obligated to pay their pro rata share (based on the number of their Registrable Securities included in the registration statement) of any Registration Expenses in connection with a Demand Registration which exceed TWENTY THOUSAND DOLLARS ($20,000) in the aggregate. The Requesting Stockholders shall also pay all Selling Expenses attributable to the sale of their securities pursuant to any Demand Registration, including their pro rata share of all fees and disbursements of counsel for the Holders in connection with such Demand Registration.

               (c) PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is an Underwritten Offering, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number which can be sold in such offering, the Company will include in such registration such number of shares, which in the opinion of such underwriters, may be sold, allocated among the Holders electing to participate and all other persons entitled to and electing to participate pro rata in accordance with the amounts of securities requested to be so included by the respective Holders and other persons.

               (d) RESTRICTIONS ON DEMAND REGISTRATION. The Company will not be obligated to effect any Demand Registration within six (6) months after the effective date of a previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 5.3 other than a registration of Registrable Securities intended to be offered on a continuous or delayed basis under Rule 415 or any successor rule under the Securities Act.

               5.3  PIGGYBACK REGISTRATIONS.

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               (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration and contemplated disposition of Registrable Securities (a
"Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration so that such notice is received by each Holder at least twenty (20) days before the anticipated filing date. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the receipt of the Company's notice.

               (b) PIGGYBACK EXPENSES. In connection with each Piggyback Registration, all of the Registration Expenses of the Holders of Registrable Securities will be paid by the Company and such Holders shall pay all of the Selling Expenses attributable to the sale of their securities pursuant to the Piggyback Registration, including their pro rata share of all fees and disbursements of counsel for the Holders in connection with such Piggyback Registration.

               (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the distribution of the Registrable Securities to be included concurrently with the securities being registered on behalf of the Company would materially adversely affect the distribution of such securities by the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities and securities of the Company with respect to which similar registration rights have heretofore been granted and requested to be included in such registration, pro rata in accordance with the amounts of Registrable Securities and such securities requested to be so included by the respective Holders and holders of such securities of the Company; and (iii) third, any other securities requested to be included in such registration.

               (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the distribution of the Registrable Securities to be included concurrently with the securities being registered on behalf of the Company would materially adversely affect the distribution of such securities by the Company, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities and securities of the Company with respect to which similar registration rights have heretofore been granted and requested to be included in such registration, pro rata in accordance with the amounts of Registrable Securities and such securities requested to be so included by the respective Holders and holders of such securities of the Company, and (iii) third, other securities requested to be included in such registration.

               5.4  HOLDBACK AGREEMENTS.

               (a) Each Holder of Registrable Securities which is a party to this Agreement agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten

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Demand Registration in which the Holder participates or any underwritten
Piggyback Registration in which the Holder participates (except as part of such underwritten registration or with the consent of the managing underwriter).

               (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except (A) as part of such underwritten registration, (B) with the consent of the managing underwriter or (C) pursuant to registrations on Form S-8 or any other similar form for employee benefit plans), and (ii) to use its reasonable best efforts to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted or with the consent of the managing underwriter).

               5.5 REGISTRATION PROCEDURES. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Article V, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, which registration statement will state that the Holders of Registrable Securities covered thereby may sell such Registrable Securities either under such registration statement or, at any Holder's proper request, pursuant to Rule 144 (or any similar rule then in effect), and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and approval of such counsel);

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 5.5(k) hereof and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (c) furnish to each Holder of Registrable Securities covered by such registration such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities;

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               (d) use its best efforts to register or qualify such Registrable
Securities covered by such registration under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders thereof to consummate the disposition in such jurisdictions of the Registrable Securities as requested by such Holders (provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction);

               (e) notify each Holder of Registrable Securities covered by such registration, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and, the Company will prepare a supplement or amendment to such prospectus so that, such prospectus (or any document incorporated therein by reference) will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (f) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted;

               (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

               (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, using its best efforts to effect a stock split or a combination of shares);

               (i) make available for inspection by any Holder of Registrable Securities covered by such registration, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold and (ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statements shall cover said 12-month periods; and

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               (k) keep each registration statement effective for a period of one year after the effective date of such registration statement, except in the case of a Form S-3 Registration Statement which shall continue to remain effective.

               5.6 INDEMNIFICATION. In the event of any registration under the provisions of this Article V, the Company, to the extent permitted by law, will indemnify any Holder participating in such registration, its respective officers and directors, if any, and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse such Holder its officers and directors and any person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act, against any legal or other expenses reasonably incurred by such Holder, officer, director or person in connection with investigating or defending any such losses, claims, damages and liabilities, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder participating in such registration or by underwriters expressly for use therein. The obligation of the Company under this Article V to register securities for any of the Holders shall be subject to the condition that each such Holder and the underwriters involved in the offering shall furnish to the Company in writing such information as shall be reasonably requested by the Company for use in connection with the preparation of any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers, any other underwriter, the other Holders participating in such registration and each person, if any, who controls the Company, any other underwriter or such other Holders, within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue statement or omission contained in information so furnished in writing to the Company by such Holder or such underwriter expressly for use therein.

               5.7 CONTRIBUTION. If the indemnification provided for in this
Article V from the indemnifying party is unavailable as a matter of law or public policy to any indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Article V as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if

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contribution pursuant to this Section 5.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein.

               5.8 TERMINATION. The registration rights provided in this Article V shall terminate as to any Investor which can immediately sell all of the shares of Common Stock issued or issuable to such Investor upon conversion of the Shares in a single sale pursuant to Rule 144 under the Securities Act.

                                   ARTICLE VI
                                   INDEMNITIES

               6.1 INDEMNITY OF INVESTOR. The Investor agrees to indemnify and hold harmless the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by such Investor to comply with any covenant or agreement made by such Investor herein or in any other document furnished by the Investor to any of the foregoing in connection with this transaction.

               6.2 INDEMNITY OF COMPANY. The Company agrees to indemnify and hold harmless the Investor, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Company to comply with any covenant or agreement made by the Company herein or in any other document furnished by the Company to any of the foregoing in connection with this transaction.

               6.3 NOTICE TO INDEMNIFYING PARTY. Each party entitled to indemnification under this Article VI (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VI unless such failure has had a material adverse effect on the defense against such claim. The parties to this Agreement reserve any rights to claim under this Agreement for damages actually incurred by reason of any failure of the Indemnified Party to give prompt notice of a claim. To the extent counsel for the Indemnifying Party shall in such counsel's reasonable judgment, have a conflict in representing an Indemnified Party in conjunction with the Indemnifying Party or other Indemnified Parties, such Indemnified Party shall be entitled to separate counsel at the expense

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of the Indemnifying Party subject to the approval of such counsel by the
Indemnified Party (whose approval shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom.


                                   ARTICLE VII
                           SURVIVAL OF REPRESENTATIONS

          7. SURVIVAL OF REPRESENTATIONS. The respective representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing for a period of two years.


                                  ARTICLE VIII
                                  MISCELLANEOUS

               8.1 KNOWLEDGE OF THE COMPANY. Where any representation or warranty made by the Company contained in this Agreement is expressly qualified by reference to its knowledge, such knowledge shall be deemed to exist if the matter is within the knowledge of the executive officers of the Company.

               8.2 EXPENSES. THE PARTIES HERETO SHALL PAY THEIR OWN EXPENSES RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE FEES AND EXPENSES OF THEIR RESPECTIVE COUNSEL AND FINANCIAL ADVISERS.

               8.3 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

               8.4 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

               8.5 NOTICES. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to the Investor, to the address set forth on Exhibit A attached hereto set forth across from such Investor's name; and if to the Company, to it at 1111 Benfield Blvd., Suite 230, Millersville, Maryland 21108 (Facsimile No. 410-729-0275) Attention: Gary Allanson, President and Chief Executive Officer, with a copy to its counsel, Jay Weil, Esq., 545 Madison Avenue, New York, New York 10022 (Facsimile Number 212-688-6151), or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given

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upon automatic confirmation of receipt by the receiving machine if sent by telecopier, upon delivery if delivered in person, and upon mailing if mailed.

               8.6 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

               8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

               8.8 ENTIRE AGREEMENT. This Agreement, including the exhibits, schedules, and other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               8.9 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the Investor and the Company.

               8.10 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

               8.11 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

               8.12 JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

               8.13 AVAILABILITY OF EQUITABLE REMEDIES. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after any Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.

         IN WITNESS WHEREOF, the Investor has signed this Agreement and the Company has caused its corporate name to be hereunto subscribed by its officers thereunto duly authorized, all

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as of the day and year first above written.

                                            INTERNATIONAL DISPENSING CORPORATION


                                            By: /s/ Gary Allanson
                                               ---------------------------------
                                                    Name: Gary Allanson
                                                    Title:   President


                                            INVESTOR:




                                                /s/ Juliet Shield-Taylor
                                               ---------------------------------
                                                     Juliet Shield-Taylor







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EXHIBIT A

                                    INVESTOR


Name                         Address
----                         -------
Juliet                       221 North Starwood, Aspen, Colorado
Shield-Taylor                81611













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